                                                                EXHIBIT 23(F)


                         [BAKER & MCKENZIE LETTERHEAD]



Bogota D.C., December 28th, 2000



Ms. Sharon Gillette
SEVEN SEAS PETROLEUM INC.
Houston, Texas


Dear Ms. Gillette:


We hereby consent to the use of our name under "Business-Legal Proceedings" in this Information Circular/Prospectus, and consent to the filing with the Security and Exchange Commission of our opinion dated March 27, 2000 as an exhibit to the Registration Statement which contains the information Circular/ Prospectus filed in connection with the continuation.


Sincerely yours,

/s/   [ILLEGIBLE]

BAKER AND MCKENZIE